UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): February 13, 2007

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices)

Registrant’s telephone number, including area code: 425-313-8100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 13, 2007, Costco Wholesale Corporation (the “Company”) entered into an underwriting agreement with J.P. Morgan Securities Inc., as sole underwriter (the “Underwriting Agreement”), for the public offering of $900,000,000 aggregate principal amount of its 5.300% Senior Notes due March 15, 2012 (the “2012 Notes”) and $1,100,000,000 aggregate principal amount of its 5.500% Senior Notes due March 15, 2017 (the “2017 Notes” and, together with the 2012 Notes, the “Senior Notes”) under the Company’s Shelf Registration Statement on Form S-3 (File No. 333-140651) (the “Registration Statement”). The Senior Notes are to be issued under a supplemental indenture, dated March 20, 2002, to an indenture dated, October 26, 2001, between the Company and U.S. Bank National Association, as trustee, relating to the Company’s senior debt securities. The issuance and sale of the Senior Notes closed on February 20, 2007. A copy of the Underwriting Agreement and forms of the 2012 Notes and the 2017 Notes are attached hereto as exhibits and incorporated by reference herein.

Attached as Exhibit 5.1 is the opinion of Heller Ehrman LLP relating to the validity of the issuance and sale of the Senior Notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the accompanying Exhibit Index relate to the Registration Statement and are filed herewith for incorporation by reference in the Registration Statement.

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 13, 2007, by and between the Company and J.P. Morgan Securities Inc.

4.1	Form of 5.300% Senior Notes due March 15, 2012

4.2	Form of 5.500% Senior Notes due March 15, 2017

5.1	Opinion of Heller Ehrman LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTCO WHOLESALE CORPORATION

Date: February 20, 2007	By:	/s/ James D. Sinegal
James D. Sinegal
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 13, 2007, by and between the Company and J.P. Morgan Securities Inc.

4.1	Form of 5.300% Senior Notes due March 15, 2012

4.2	Form of 5.500% Senior Notes due March 15, 2017

5.1	Opinion of Heller Ehrman LLP